Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:	Edward M. Jamison	702.878.0700
	Chairman of the Board, President and Chief Executive Officer

	Patrick Hartman	702.947.3514
	Executive Vice President, Chief Financial Officer
Community Bancorp Files Form 12b-25 in connection
With late filing of Form 10-K
Las Vegas, Nevada, April 1, 2009 — Community Bancorp (NASDAQ: CBON), the holding company for Community Bank of Nevada and Community Bank of Arizona, on April 1, 2009, filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission to report that it was not able to file its Annual Report on Form 10-K for the year ended December 31, 2008.
As previously announced in its Form 8-K of February 6, 2009, the Company disclosed that it is in the process of completing its study of goodwill impairment and assessing the appropriate level of the allowance for loan losses in light of challenging market conditions. The Company has not concluded the goodwill impairment study and the assessment of the appropriate level of the allowance for loan losses has not been completed. Therefore, the Company is still in the process of completing its financial statements for 2008 and is still unable to report on its final results for the year.
The Company expects that it will report a loss for the year ended December 31, 2008, compared to net income of $20.4 million for the year ended December 31, 2007, report a provision for loan losses higher than the amount previously reported in regulatory reports and incur a charge to operations for a valuation allowance on deferred taxes. However, the Company is unable to report on its final results for 2008 until the audit of its consolidated financial statements has been completed.
As a result of these losses, the Company expects its principal banking subsidiary, Community Bank of Nevada, to be “adequately capitalized” and Community Bank of Arizona to be “well-capitalized” for regulatory purposes as of December 31, 2008. These losses, the Company’s level of non-performing assets at year-end 2008 and discussions with regulators have led management to expect that federal and state regulators will require a formal agreement with respect to, among other things, asset quality, capital and earnings. In order to bolster the capital ratios at the Nevada bank, the Company has filed applications with bank regulatory agencies to merge its Arizona subsidiary bank into Community Bank of Nevada thereby acquiring excess capital at the Arizona subsidiary and reducing expenses. Additionally, it has begun to (i) defer the interest payments on its subordinated trust preferred obligations as permitted by the governing instruments, (ii) explore the possibility of selling performing loans in order to reduce its risk based assets, (iii) reduce its reliance on brokered deposits and (iv) initiate other strategies to preserve and expand its capital and those of its subsidiaries. While the Company is deferring interest payments on the subordinated trust preferred obligations, it is prohibited from making any dividend payments on or repurchasing its capital stock.

The Company also announced that it is not in compliance with the debt service coverage ratios of a $6.6 million borrowing at December 31, 2008 and such non-compliance continues. In order to obtain a previous waiver of non-compliance with these ratios, the Company secured the borrowing with the shares of its Arizona subsidiary bank. Interest and principal payments on the borrowing are current but the Company’s ability to continue to service the debt may require approval depending on the terms of the anticipated formal agreement with bank regulators. The Company expects to repay the borrowing as part of the merger of the two subsidiaries mentioned above. While the Company remains in default of this covenant or any other covenant or obligation of the borrowing, the lender may elect to sell the collateral to repay the borrowing.
“As we witnessed in the news throughout the country, real estate values have declined and Nevada and Arizona real estate experienced their share of substantial declines in values during the fourth quarter of 2008 and continue to have downward pressure this year. With the decline in the economic indicators in Nevada and Arizona and our own experience with stressed businesses and loans, we have and continue to assess the underlying collateral values supporting our loan portfolio and, when appropriate, either set aside reserves or write off these reductions in values. This resulted in higher reserves and higher loan amounts being written-off during 2008. Banks with real estate concentration have been impacted by these declining values and loan performance issues. Nevada, with the gaming and hospitality industry, construction, and small businesses, is feeling the impact of the times. Arizona likewise has had declines in property values, heightened vacancies in commercial offices and the retail real estate sector and increasing unemployment numbers. Our communities, in which we operate, have been severely impacted by the economic downturn and continue to do so. Local banks in general are a reflection of the economy of the communities in which they operate and our community has been economically stressed. Likewise as recovery comes we believe that Las Vegas will rebound and grow and recover along with the country as a whole.
We believe that the Board of Directors and management of the Company have implemented a very aggressive strategy to address the challenges of this economic cycle. We are moving forward and executing our plans to strengthen our capital, our earnings and our asset quality. We have hundreds of dedicated officers and employees working toward solutions and progress is being made. Our customers are loyal and we appreciate that” said Edward M. Jamison, Chairman, President and Chief Executive Officer.
Forward-Looking Statements
Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to the following: the current economic downturn and related financial crisis in the United States and abroad, and the response by government and bank regulators thereto, the recent fluctuations in the U.S. capital and credit markets, loan production, balance sheet management, the economic condition of the markets in Las Vegas, Nevada, or Phoenix, Arizona and their deteriorating real estate sectors, net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, our ability to manage systemic risks and control operating risks, and general economic conditions.
When used in this document, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which we operate, demographic changes, competition, fluctuations in interest rates, changes in business strategy or development plans, changes in governmental regulation, credit quality, the availability of capital to fund the expansion of our business, economic, political and global changes arising from the war on terrorism, the conflict with Iraq and its aftermath, and other factors referenced in the Company’s December 31, 2007 Form 10-K, including in “Item 1A. Risk Factors.” Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under the PSLRA’s safe harbor provisions. When relying on forward-looking statements to make decisions with respect to our Company, investors and others are cautioned to consider these and other risks and uncertainties.
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